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                                                                    EXHIBIT 12.1


                              DEAN HOLDING COMPANY
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                              (Dollars in millions)



                                                SIX MONTHS ENDED
                                               NOVEMBER 25, 2001
                                               -----------------

Income before taxes .........................   $           63.8
                                                ----------------

Fixed charges:
     Interest expense .......................               32.8
     Portion of rentals (33%) ...............                9.2
                                                ----------------

     Total fixed charges ....................               42.0
                                                ----------------

Earnings before taxes and fixed charges .....   $          105.8
                                                ================

Ratio of earnings to fixed charges ..........                2.5
                                                ================